Promissory Note

U.S. $30,000	February 1, 2010

FOR VALUE RECEIVED, the undersigned, Amerilithium Corp. (the "Borrower") hereby promises to pay Matthew Worrall (the "Lender"), the principal sum of thirty thousand dollars ($30,000). The principal amount of the Note shall be due and payable on February 1, 2012. Interest on the unpaid principal balance shall accrue at the rate of eight percent (8%) per annum, compounded quarterly, from February 1, 2010. All payments of interest and principal hereunder shall be made in U.S. currency.

Conversion
 	a. Election to Convert. Holder may, at its option exercisable by written notice to Borrower at any time prior to payment in full hereof, elect to convert all or any part of the entire outstanding principal amount of this Note plus a pro rata share of the accrued interest on the then outstanding balance into Common Shares at a conversion price equal to five cents ($0.05) per share of pre 8 for 1 forward split, which equals six hundred thousand (600,000) shares (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of Common Shares).

	b. Delivery of Conversion Shares. The Capital Stock issued on conversion of this Note shall be delivered as follows:

	As promptly as practicable after conversion, Borrower shall deliver to Holder, or to such person or persons as are designated by Holder in the Conversion Notice, a certificate or certificates representing the number of shares of Capital Stock into which this Note or portion thereof is to be converted in such name or names as are specified in the Conversion Notice, rounded to the nearest whole share. Such conversion shall be deemed to have been effected at the close of business on the date when this Note shall have been surrendered to Borrower for conversion, so that the person entitled to receive such Conversion Shares shall be treated for all purposes as having become the record holder of such Conversion Shares at such time.

	In the event that less than the entire outstanding principal of this Note is converted hereunder pursuant to subsection (a) above, this Note shall not be surrendered for cancellation but shall have the fact and amount of conversion recorded on the face of this Note by writing acknowledged by Holder and Borrower. If less than the entire principal balance of this Note is converted, the amount of principal converted shall be reduced to the nearest amount that results in no fractional shares.

	c. Reservation of Shares. Borrower agrees that, during the period within which this Note may be converted, Borrower will at all times have authorized and in reserve, and will keep available solely for delivery upon the conversion of this Note, Capital Stock and other securities and properties as from time to time shall be receivable upon the conversion of this Note, free and clear of all restrictions on issuance, sale or transfer other than those imposed by law and free and clear of all pre-emptive rights. Borrower agrees that the Conversion Shares shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and Borrower will take all such action as may be necessary to assure that the stated value or par value per share of the Conversion Shares is at all times equal to or less than the Conversion Price.

This Note shall not be prepaid.

This Note shall be construed and enforced in accordance with the laws of the state of Nevada, without regard to its conflicts of laws rules. Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default and enforcement of this Note.

This Note and all rights hereunder are freely transferable by the holder hereof, subject to compliance with applicable state and federal securities laws.

This Note may not be changed, amended or modified except by agreement in writing signed by Borrower and the Lender.

Except as otherwise provided in this Note, all of the covenants, conditions, and provisions of this Note shall be binding upon the parties hereto and their respective heirs, personal representatives executors, administrators, successors, and assigns.

Should the Borrower default in payment, the Borrower shall pay all costs, expenses and all reasonable legal costs incurred by the Lender, for the purpose of collection of this Promissory Note and including reasonable collection charges should collection be referred to a
collection agency.   These costs will be added to the outstanding
principal and will become immediately due.

The parties acknowledge that no breach of any provision of the Note
shall be deemed waived unless evidenced in writing.   A waiver of any
one breach shall not be deemed a waiver of any other breach of the same or any other provision of the Note.

IN WITNESS WHEREOF, Borrower and Lender have caused this Note to be signed as of the day and year first above written.

BORROWER

By:		 /s/Henry Bush
             -----------------
Name:		 Henry Bush


LENDER


By:		/s/Matthew Worrall
            ------------------
		Matthew Worrall